UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 1, 2017

NEW BRIDGE GLOBAL VENTURES, INC.*

*Pending finalization of approval of name change from NABUFIT GLOBAL, INC. on December 12, 2017

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On December 1, 2017, New Bridge Global Ventures, Inc. (formerly NABUFIT Global, Inc.-awaiting finalization of approval on December 12, 2017) (the “Company”) entered into an Equity Purchase Agreement dated November 22, 2017 (“Purchase Agreement”) with Kodiak Capital Group, LLC (“Kodiak”), whereby Kodiak agrees to purchase, through puts, up to $2,000,000 worth of the shares (“Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”).  In accordance with the terms of the Purchase Agreement and the Registration Rights Agreement dated November 22, 2017 between the Company and Kodiak (“Registration Agreement”), the Company is required to register the Shares on Form S-1 with the Securities and Exchange Commission (“SEC”) as a condition precedent to Kodiak’s obligation to close on the purchase of the Shares.

A form of the Purchase Agreement and Registration Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 8.01         Other Events.

On December 8, 2017, the Company issued a press release announcing the purchase of the Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 10.2 99.1	Description of Exhibits Equity Purchase Agreement. Registration Rights Agreement. Press Release issued December 4, 2017

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 8th day of December, 2017.

NEW BRIDGE GLOBAL VENTURES, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 10.2 99.1	Description of Exhibits Equity Purchase Agreement Registration Rights Agreement Press Release